EXHIBIT 10.1

EXERCISE AGREEMENT

This EXERCISE AGREEMENT (this “Agreement”), dated as of June 17, 2013, is made and entered into by and between GraphOn Corporation, a Delaware corporation with its principal executive offices located at 1901 S. Bascom Avenue, Suite 660Campbell, CA 95008 (the “Company”), and each of the purchasers listed on Schedule A hereto (the “Purchasers”) (Capitalized terms used herein are defined in the body of this Agreement or in Section 9(k)).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Purchasers, along with certain other purchasers, acquired warrants (the “Series Warrants”) to purchase the Company’s common stock, $0.0001 par value per share (“Common Stock”) and certain other securities of the Company pursuant to that certain Securities Purchase Agreement, dated as of September 1, 2011 (the “2011 Agreement”);

WHEREAS, the Purchasers, severally and not jointly, desire to (i) consent (the “Consent”) to the amendment of all of the Series Warrants as set forth in the Allonge to Series Warrants in the form attached as Schedule B hereto (the “Allonge” and the Series Warrants as so amended by the Allonge, the “Amended Series Warrants”), (ii) exercise the Amended Series Warrants held by the Purchasers as more particularly identified opposite the name of each Purchaser on Schedule A hereto being referred to as the “Purchaser Warrants”, for the cash exercise price set forth opposite the name of each Purchaser on Schedule A hereto and receive upon such exercise the number of shares of Common Stock (the “Exercise Shares”) set forth on Schedule A and (iii) acquire from the Company, for each Purchaser Warrant so exercised, a new warrant, on substantially the same terms as the Amended Series Warrant and in the form attached hereto as Exhibit A (the “New Warrants”), to purchase one-half of a share of Common Stock at a purchase price of $1.00 per share of Common Stock for each share that was exercisable under their respective Purchaser Warrants immediately prior to its exercise in accordance with this Agreement (the “New Warrant Shares”) (the Exercise Shares, the New Warrants and the New Warrant Shares, collectively, the “Securities”), all on the terms and subject to the conditions set forth herein (the transactions described in clauses (ii) and (iii) collectively, the “Warrant Transactions”);

WHEREAS, as a condition to the Consent, the Company has agreed to offer the Warrant Transactions to all other holders of the Amended Series Warrants beside the Purchasers (the “Series Holders”) by having the Company launch a tender offer, as more fully described herein (the “Tender Offer”) promptly after the consummation of the transactions contemplated hereby;

WHEREAS, the Company wishes to include in such Tender Offer, in addition to the Series Holders, the holders of the Former Placement Agent Warrants issued in connection with the 2011 Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement” and collectively with this Agreement, the Amended Series Warrants and the New Warrants, the “Transaction Documents”) pursuant to which the Company has agreed to provide to the Purchasers and the Series Holders with certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the Company and each Purchaser severally (and not jointly) hereby agree as follows:

1.                  Consent to Amend and Restate the Series Warrants.  In accordance with the terms of Section 9 of the Series Warrants, the Company and the undersigned Purchasers hereby, severally and not jointly, consent to and agree to the amendments to the Series Warrants as set forth in Allonge, effective immediately upon the execution and delivery of this Agreement by the parties hereto (the “Effective Date”).  Such amendments shall apply to all of the Series Warrants and be binding on all of the holders thereof (whether or not a holder of any of the Series Warrants is a party to this Agreement) as provided for in the last sentence of Section 9 of the Series Warrants.   Promptly following the Effective Date, the Company shall provide written notice to the Series Holders informing them as to the amendment of the Series Warrants effected hereby including a copy of the Allonge.

2.                  Exercise of Purchaser Warrants.

(a)            Effective immediately following the amendment of the Series Warrants pursuant to Section 1, each Purchaser severally and not jointly hereby exercises its respective Purchaser Warrants in full for the number of Exercise Shares set forth opposite its name on Schedule A hereto.  The agreement in this Section 2(a) to exercise the Purchaser Warrants and the payment specified by Section 3(b) are (upon receipt thereof) deemed to constitute the “Exercise Delivery Documents” (as defined in the Purchaser Warrants).

(b)            As provided in Section 1(a) of the Purchaser Warrants, on or before the second Trading Day (as defined in the Purchaser Warrants) on which the Company has received all of the Exercise Delivery Documents from the applicable Purchaser, the Company shall issue and dispatch to such Purchaser by overnight courier to its address specified on Schedule A hereto, a physical certificate, registered in the Company’s share register in the name of the Purchaser or its designee, for the number of Exercise Shares such Purchaser is entitled to receive pursuant to its exercise of the Purchaser Warrants.  Such certificates will bear any legend if and to the extent required by the 2011 Agreement.

(c)            This Section 2 is intended to implement and not replace the exercise provisions of Section 1 of the Purchaser Warrants, except as modified by this Section 2.

3.                  Purchase and Sale of Warrants.

(a)            Concurrently with the exercise of the Purchaser Warrants  pursuant to Section 2, the Company shall issue to each Purchaser the number of New Warrants set forth next to such Purchaser’s name on Schedule A hereto.

(b)            Unless other arrangements have been made between the Company and a specific Purchaser, on the Effective Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)             this Agreement and the Registration Rights Agreement, duly executed by such Purchaser;

(ii)           an amount paid in cash equal to the “Aggregate Exercise Price” as set forth next to such Purchaser’s name on Schedule A hereto, in the form of a wire transfer to the Company, to the account set forth on Exhibit C; and

(iii)          the Purchaser’s Series Warrants for cancellation.

(c)            Unless other arrangements have been made between the Company and a specific Purchaser, on the Effective Date or as otherwise provided below, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)              this Agreement and the Registration Rights Agreement, duly executed by the Company;

(ii)            the applicable number of Exercise Shares set forth on Schedule A opposite such Purchaser’s name with such Exercise Shares to be delivered in accordance with Section 2(b); and

(iii)          the applicable number of New Warrants set forth on Schedule A opposite such Purchaser’s name, duly executed by the Company.

4.                  Representations and Warranties of the Purchasers.  Each Purchaser severally (and not jointly) represents and warrants to the Company solely as to such Purchaser that:

(a)             Investment Purpose.  The Securities to be acquired by such Purchaser are being acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.  Such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities in violation of the Securities Act. Such Purchaser has not been formed for the specific purpose of acquiring the Securities.

(b)            Accredited Investor Status.  Such Purchaser is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”).

(c)             Information.  Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, financial condition, results of operations, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser or its advisors, and considered all factors such Purchaser deems material in deciding on the advisability of investing the Securities.  Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Notwithstanding the foregoing representations, neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in Section 5 below.

(d)            Restricted Securities.  Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.  Such Purchaser understands that the Securities are characterized as “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless subsequently registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.
(e)             Legends.  It is understood that, except as provided below, the New Warrants and certificates evidencing the New Warrant Shares may bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(f)             Authorization; Enforcement.  Each Transaction Document to which such Purchaser is a party: (i) has been duly and validly authorized by such Purchaser, (ii) has been duly executed and delivered by or on behalf of such Purchaser, and (iii) will constitute, upon execution and delivery by such Purchaser thereof and the Company, the valid and binding agreements of such Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(g)            Residency.  If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on the signature pages hereto.  If such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its principal place of business is identified in the address or addresses of such Purchaser set forth on the signature pages hereto and such entity is duly organized and in good standing under the laws of the jurisdiction of its formation.

(h)            Investment Experience.  Such Purchaser is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States companies in private placements in the past, and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

(i)              Communication of Offer. Such Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

5.                  Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser that:

(a)            Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Tender Offer, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or the Tender Offer (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)            Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and the Tender Offer and otherwise to carry out its obligations hereunder and thereunder and has taken all corporate action necessary therefor. Each Transaction Document to which the Company is a party has been (or upon the execution and delivery thereof by the Company will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)            Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 5,000,000 shares of preferred stock, $0.01 par value, 195,000,000 shares of Common Stock, of which 88,758,751 shares are issued and outstanding (including shares of restricted stock granted pursuant to one or more of the equity incentive plans noted below), (i) 4,060,992 shares are reserved for issuance pursuant to the Company’s 2012 Equity Incentive Plan (under which, stock options to purchase 700,000 shares of Common Stock are granted and outstanding), (ii) no shares are reserved for issuance pursuant to the Company’s 2008 Equity Incentive Plan (under which, stock options to purchase 11,352,999 shares of Common Stock are granted and outstanding), (iii) no shares are reserved for issuance pursuant to the Company’s 2005 Equity Incentive Plan (under which, stock options to purchase 1,192,500 shares of Common Stock are granted and outstanding), (iv) no shares are reserved for issuance pursuant to the Company’s Supplemental Stock Option Plan (under which, stock options to purchase 5,000 shares of Common Stock are granted and outstanding), and (v) 22,257,500 shares of Common Stock are subject to warrants to purchase Common Stock (including 17,287,500 Series Warrants but excluding the New Warrants, which have not yet been issued)  (the “Company Warrants”).  Each of the Company’s four (4) stock option/equity incentive plans are collectively known as the “Employee Benefit Plans.”  Except for the Transaction Documents and options issuable under the Employee Benefit Plans and the Company Warrants, there are no outstanding options, warrants or other rights by or under which the Company is or may be bound to issue additional shares of capital stock of the Company.

(d)            Issuance of Shares.  The Exercise Shares and the New Warrant Shares have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares.
(e)            No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby, including the Tender Offer, do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound; except in the case of each of clauses (ii) and (iii), such as could not have and would not reasonably be expected to result in a Material Adverse Effect.

(f)            SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g)            Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information.

(h)            No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(i)              No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(j)              No Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(k)            No Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l)              Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution of, delivery and performance by the Company of the Transaction Documents or the commencement and completion of the Tender Offer, other than (i) filings with the Commission of the Registration Statement contemplated by the Registration Rights Agreement and Form 8-K related to this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities, (iii) filings with the SEC in connection with the Tender Offer (in particular the Schedule TO-I) and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”). Subject to the accuracy of the representations and warranties of each Purchaser set forth in Section 4 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the New Warrant Shares upon due exercise of the New Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or the other Transaction Documents.

(m)           OTCBB Compliance.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on The OTC Bulletin Board quotation service (the “OTCBB”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal from quotation of the Common Stock from the OTCBB, nor has the Company received any notification that the SEC, the OTCBB or FINRA is contemplating terminating such registration or quotation.

6.                   Covenants.  The Company hereby covenants that:

(a)            Tender Offer.  As promptly as practicable after the Closing Date, the Company shall commence (within the meaning of Rule 13e-4(a) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) the Tender Offer.  The obligation of the Company to accept any securities tendered or exchanged in the Tender Offer shall be subject to the satisfaction, or waiver by Company, of the conditions and requirements set forth in Exhibit D-1 (the "Offer Conditions").  Subject to satisfaction, or waiver by the Company of the Offer Conditions, the Company shall consummate the Offer in accordance with its terms and comply with the following provisions:

(i) The Tender Offer shall be made by means of an offer to purchase (or if reasonably deemed by the Company a more appropriate structure, to exchange) (the "Offer to Purchase") that describes the terms and conditions of the Tender Offer, which shall in substantial part be as set forth on Exhibit D-2, including the Offer Conditions.  The Company expressly reserves the right (in its sole discretion) to waive, in whole or in part, any Offer Condition, to increase the Offer Consideration provided for in Exhibit D-2 or to make any other changes in the terms and conditions of the Offer; provided, however, that unless otherwise provided by this Agreement or as previously approved in writing by the Purchasers, the Company shall not (i) reduce the number of Series Warrants subject to the Offer, (ii) reduce the Offer Consideration in the Offer, (iii) add to, modify or change any Offer Condition in a manner adverse in any material respect to any Series Holder, (iv) change the form of consideration payable in the Offer or (v) otherwise amend, modify or supplement any of the terms of the Offer in a manner adverse in any material respect to any Series Holder.  In addition, if the Company makes any change to the Offer Consideration that, were the Purchasers offeees of the Offer and such change would entitle the Purchasers to additional consideration pursuant to Rule 13e-4(f)(4), then the Company shall provide such additional consideration to the Purchasers.

(ii) The Offer shall expire at 5:00 p.m. (San Jose time) on the date that is Twenty (20) Business Days following the commencement (within the meaning of Rule 13e-4(a) under the Exchange Act) of the Offer (the "Initial Expiration Time") or, in the event the Initial Expiration Time has been extended, the date and time to which the Offer has been so extended (the Initial Expiration Time, or such later date and time to which the Initial Expiration Time has been extended, is referred to as the "Expiration Time").

(iii) Notwithstanding anything in this Agreement to the contrary, and without limiting Company’s obligations under this Section 6(a) the Company (i) may, in its sole discretion, extend the Offer on one or more occasions for any period not to exceed Ninety (90) days after the commencement thereof, if on any then-scheduled Expiration Time any of the Offer Conditions shall not be satisfied or, in its sole discretion, waived, until such time as such condition or conditions are satisfied or waived and (ii) shall extend the Offer for any period required by applicable Law, any interpretation or position of the SEC, the staff thereof or governmental or quasi governmental regulator (including FINRA) applicable to the Offer; provided, however, that in no event shall the Company be required to extend the Offer beyond Ninety (90) days after the commencement thereof.

(iv) On the terms and subject to the conditions of this Agreement, the Company shall accept and issue the applicable Offer Consideration for (subject to any withholding of tax legal obligations) all securities validly tendered and not validly withdrawn pursuant to the Offer as soon as practicable after the Expiration Time (as it may be extended and re-extended in accordance with this Section 6(a)).  Acceptance for issuance of securities of the Company pursuant to and subject to the Offer Conditions upon the Expiration Time is referred to in this Agreement as the "Offer Closing". The Company expressly reserves the right to, in its sole discretion, following the Offer Closing, extend the Offer for a "subsequent offering period" (and one or more extensions thereof) not to exceed Ninety (90) days from the commencement of the Offer in accordance with Rule 14d-11 under the Exchange Act, and the Offer Documents (as defined below) may, in Company’s sole discretion, provide for such a reservation of right.

(v) As soon as practicable on the date of the commencement of the Offer, the Company shall file with the SEC an Issuer Self Tender Offer Statement on Schedule TO-I with respect to the Offer (together with all amendments, supplements and exhibits thereto, the "Schedule TO-I"). The Schedule TO-I shall include, as exhibits, the Offer to Purchase and a form of letter of transmittal and other customary documents for similar offers as reasonably determined by the Company (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any amendments and supplements thereto, the "Offer Documents"). The Purchasers shall promptly furnish to the Company all information concerning the Purchasers required by the Exchange Act to be set forth in the Offer Documents. The Company agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and disseminated to the Series Holders, in each case as and to the extent required by the Exchange Act.

(b)            Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D.  The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers within 15 days of the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification).

(c)            Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the New Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the New Warrants issued pursuant to this Agreement in accordance with their respective terms.

7.                  Removal of Legends.  In connection with any sale or disposition of the New Warrants or the New Warrant Shares by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable securities and upon compliance by the Purchaser with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement New Warrants or replacement certificates representing the New Warrant Shares sold or disposed of without restrictive legends.  Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the New Warrant Shares becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Purchaser that such shares have been sold in accordance with Rule 144 and a customary representation by a duly authorized officer of the Company that the Company has filed all reports and other materials required to be filed by the Company under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months or (2) a statement by the Purchaser that such Purchaser has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that, subject to customary requirements to comply with Rule 144(i), the removal of such legends in such circumstances in connection with, and to the extent of, a sale or disposition may be effected under the Securities Act.  When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to an Purchaser within three (3) Business Days of submission by that Purchaser of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Purchaser, the Purchaser, or any third party on behalf of such Purchaser or for the Purchaser’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Purchaser (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Purchaser as a result of the sale to which such Buy-In relates.  The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

8.                  Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.                  Miscellaneous.

(a)            Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith; provided, however, the Company will reimburse an aggregate of $15,000 of the legal expenses incurred by the two Special Situations Technology Fund Purchasers promptly after receipt of an invoice from such Purchasers.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

(b)            Counterparts; Signatures by Facsimile.  This Agreement may be executed in one or more counterparts (with the Purchasers each executing the counterpart in the form of Annex A hereto).  Each of such counterparts shall be deemed an original, and all of which shall, when taken together, constitute one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party (including in the manner described above), may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c)            Headings.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(d)            Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(e)            Specific Performance.  The Company acknowledges and agrees that if it shall fail to perform any of its obligations under this Agreement, including, without limitation, the Company’s obligations to commence and complete the Tender Offer, immediate and irreparable harm or injury would be caused to the Purchasers for which money damages would not be an adequate remedy.  Accordingly, in the event of any breach or threatened breach by the Company of the terms of this Agreement, the Company hereby agrees that each of the Purchasers shall have the right, in addition to any other rights he may have at law or in equity, to specific performance of this Agreement.  Accordingly, should any Purchaser institute an action or proceeding seeking specific enforcement of the provisions hereof, the Company hereby waives the claim or defense that such Purchaser has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

(f)             Entire Agreement; Amendments.  This Agreement, the other Transaction Documents and the instruments, documents, exhibits and schedules referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as expressly set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking to the other.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the Required Purchasers.  This Agreement does not affect the rights or obligations of the parties under the 2011 Agreement, which agreement remains in full force and effect in accordance with its terms.

(g)           Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile transmission and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile transmission, with printed confirmation of receipt, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company:

GraphOn Corporation
1901 S. Bascom Avenue, Suite 660
Campbell, CA 95008
Attention: Mr. Eldad Eilam, President and CEO
Telephone: 408-688-2674
Facsimile: 408-626-9722

If to a Purchaser:

To the address and fax number set forth immediately below such Purchaser’s name on the counterpart signature pages hereto.

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties prior written notice in the manner herein set forth.

(h)            Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchasers, as applicable, provided, however, that a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Purchasers.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Purchasers in connection with such transaction.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(i)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)            Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Former Placement Agent” means MDB Capital Group, LLC and “Former Placement Agent Warrants” means those warrants issued to the Former Placement Agent in connection with the 2011 Agreement to acquire shares of Common Stock, of which warrants to purchase 3,195,000 and 1,775,000 shares, respectively, are currently outstanding and having an exercise price of $0.20 per share and $0.26 per share, respectively.  The Former Placement Agent Warrants also include any bona fide transferee/assignee of the Former Placement Agent Warrants from the Former Placement Agent.

“Lien” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind, other than those arising under applicable securities laws.

“Offer Consideration” means a New Warrant representing one half of a warrant to purchase one share of our Common Stock at an exercise price of $1.00 per warrant (subject to adjustment) for every one whole share of our Common Stock subject to a Series Warrant that the Series Holder exercises for cash on or prior to the expiration of the Tender Offer.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Required Purchasers” means (i) prior to the Closing Date, the Purchasers who will purchase at least a majority of the New Warrants to be purchased under this Agreement, and (ii) from and after the Closing Date, the Purchasers beneficially owning at least a majority of the New Warrants and the New Warrant Shares (if any) then outstanding and held by all of the Purchasers.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Exercise Agreement to be duly executed as of the date first above written.

GRAPHON CORPORATION

By:
Name:
Title:

PURCHASERS:

The Purchasers executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A

Exercise Agreement
Purchaser Counterpart Signature Page

IN WITNESS WHEREOF, the undersigned has executed this Exercise Agreement as of the date first written above.

PURCHASER:
Name, Address, Fax No. and Social Security No./EIN of Purchaser:

Fax No.:
Soc. Sec. No./EIN:

If a partnership, corporation, trust or other business entity:

By:
Name:
Title:

If an individual:

Signature here:
Print name here:

Schedule A

Name	Purchaser Warrants Held	Purchaser Warrants Being Exercised	Exercise Price Per Share	Aggregate Exercise Price	Exercise Shares Issued	New Warrants Issued
Special Situations Technology Fund, L.P.	380,000	380,000	$0.26	$98,800	380,000	190,000
Special Situations Technology Fund II, L.P.	2,370,000	2,370,000	$0.26	$616,200	2,370,000	1,185,000
David R. Wilmerding, III	2,500,000	2,500,000	$0.26	$650,000	2,500,000	1,250,000
Jon C. Baker Family, LLC	2,500,000	2,500,000	$0.26	$650,000	2,500,000	1,250,000
London Family Trust	750,000	750,000	$0.26	$195,000	750,000	375,000
Goldman Capital Inc. Money Purchase Plan	500,000	500,000	$0.26	$130,000	500,000	250,000
Totals	9,000,000	9,000,000		$2,340,000	9,000,000	4,500,000

Schedule B

ALLONGE
TO SERIES WARRANTS

THIS ALLONGE TO SERIES WARRANTS (this “Allonge”) is made effective as of June 17, 2013, by GraphOn Corporation, a Delaware corporation (the “Company”), and has been consented to and agreed pursuant to Section 1 of that certain Exercise Agreement (the “Exercise Agreement”), dated as of the date hereof, by and between the Company and the purchasers listed on Schedule A to the Exercise Agreement (the “Purchasers”).

RECITALS

A.
The Company previously issued to the Purchasers and certain other purchasers the warrants (the “Series Warrants”) to purchase the Company’s common stock, $0.0001 par value per share and certain other securities of the Company pursuant to that certain Securities Purchase Agreement, dated as of September 1, 2011.

B.
Pursuant to the Exercise Agreement and in accordance with Section 9 of the Series Warrants, each of the Series Warrants (whether or not the holder thereof is a party to the Exercise Agreement) have been amended on the terms as set forth in this Allonge.

C.
The Company is entering into this Allonge to be attached to each of the Series Warrants to set forth each of the amendments to the Series Warrants without any further action required of the holders of the Series Warrants.

1.            Amendment of the Series Warrants.  Each of the Series Warrants is hereby amended as follows:

1.1        Section 2(a) of the Series Warrants [“Adjustment upon Issuance of shares of Common Stock”] is hereby amended and restated in its entirety to read “[Reserved].”

1.2            Section 2(b) of the Series Warrants [“Voluntary Adjustment By the Company”)] is hereby amended and restated in its entirety to read “[Reserved].”

1.3            Section 4 (c) of the Series Warrants [“Black Scholes Value”] is hereby amended and restated in its entirety to read “[Reserved].”

1.4.          Any definitions in Section 15 of the Series Warrants that appear solely in the sections of the Series Warrants being deleted hereby and any other definitions in Section 15 of the Series Warrant that appear solely in other definitions being so deleted are hereby amended and restated in their entirety to read “[Reserved].”

2.             Miscellaneous.   Except as otherwise provided in this Allonge, all terms and conditions previously set forth in the Series Warrants shall remain in effect as set forth therein. If this Allonge and the Series Warrants are inconsistent, the terms of this Allonge supersede the terms of the Series Warrants, but only to the extent necessary to satisfy the purpose of this Allonge.

IN WITNESS WHEREOF, the Company has caused this Allonge to Series Warrants to be duly executed as of the date first above written.

GRAPHON CORPORATION

By:
Name:
Title:

Exhibit A

Form of New Warrant

Exhibit B

Form of Registration Rights Agreement

Exhibit C

Company Wire Instructions

Account Name:	GraphOn Corporation
Account Number:	8242019761
Bank Name:	Wells Fargo Bank
Bank Address:	420 Montgomery St, San Francisco, CA 94104
Bank Wire Routing: Transit Number (RTN):	121000248
Bank Swift Code:	WFBIUS6S (for international wires)

Exhibit D-1

Offer Conditions

Notwithstanding any other provision of the Offer, we will not be required to accept any tendered Amended Series Warrants, and we may terminate or amend the Offer, or postpone our acceptance of any tendered Amended Series Warrants, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the commencement of the Offer and before the expiration of the Offer, (i) any action, proceeding, order, judgment or injunction shall have been threatened in writing or instituted or be pending or (ii) any statute, rule or regulation shall have been promulgated, enacted, entered, amended, enforced or deemed to be applicable, in each case by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that seeks to prevent the making of the Offer, the acceptance any tendered Amended Series Warrants or the issuance of New Warrants.

Exhibit D-2

Offer Material Terms

•	Offer Consideration: Offer to issue one half of a warrant to purchase one share of our Common Stock at an exercise price of $1.00 per warrant (subject to adjustment) for every one whole share of our Common Stock subject to a Series Warrant that the Series Holder exercises for cash on or prior to the expiration of the Tender Offer.
•	New Warrants. Such new warrants to have the other terms and conditions of the New Warrants, in substantially the form of Exhibit A.
•	Registration Rights. Registration rights pursuant to the Registration Rights Agreement.
•	Offerees. Open to all Series Holders. Also open to Former Placement Agent and its assignees who are accredited investors solely with respect to the Former Placement Agent Warrants.
•	The representations and warranties of this Agreement need not be offered in the Tender Offer.